Exhibit 15.3

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the following Registration Statements of ChinaCache International Holdings Ltd. (the “Company”) on:

1)	Registration Statement (Form S-8 No. 333-172962) pertaining to the 2007, 2008 and 2010 Stock Incentive Plans of the Company,

2)	Registration Statement (Form S-8 No. 333-176751) pertaining to the 2011 Share Incentive Plan of the Company and

3)	Registration Statement (Form F-3 No. 333-195192) and related prospectus of the Company;

of our report which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated March 31, 2020, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2018 and 2019 and for each of the three years in the period ended December 31, 2019 appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2019.

/s/ Marcum Bernstein & Pinchuk LLP
Marcum Bernstein & Pinchuk LLP

March 31, 2020